FIRST CLOVER LEAF FINANCIAL CORP. ANNOUNCES QUARTERLY DIVIDEND

Wednesday, October 29, 2014

Edwardsville, Illinois – First Clover Leaf Financial Corp. (the “Company”)(Nasdaq: FCLF) announced the approval by its Board of Directors of a cash dividend on its outstanding common stock of $0.06 per share for the quarter ended September 30, 2014. The dividend will be payable to stockholders of record as of November 21, 2014 and is expected to be paid on November 28, 2014.  The Company has 7,007,283 shares of common stock outstanding.

Media Contact David Kuhl (618) 656-6122